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EXHIBIT 10

VOTING AGREEMENT

        This Voting Agreement ("Agreement"), dated as of                        , 2005, is entered into by and between Resource Capital Fund III L.P., a Cayman Islands exempt limited partnership ("RCF") and                        , an individual and a resident of Colorado ("Stockholder").

Recitals

        WHEREAS, Stockholder owns the aggregate number of outstanding shares of the common stock of Calais Resources Inc., a British Columbia corporation ("Calais") set forth on Schedule 1 hereto (the "Shares");

        WHEREAS, RCF and Stockholder have entered into that certain Stock Purchase Agreement (the "Purchase Agreement") dated                        , 2005, whereby RCF has agreed to acquire from the Stockholder the number of shares of the common stock of Calais as described therein (the "Purchased Shares"). Following the closing and consummation of the Purchase Agreement, Stockholder will continue to own the Shares;

        WHEREAS, Calais is contemplating and pursuing a corporate restructuring and Stockholder desires to advance the efforts of Calais to restructure and to obtain new equity or debt financing;

        WHEREAS, Stockholder understands and agrees that the Calais restructuring may require that an incoming investor obtain a substantial ownership in Calais and control over the voting power of a substantial number of shares of Calais;

        WHEREAS, in consideration for RCF entering into the Purchase Agreement and acquiring the Purchased Shares from Stockholder and for RCF agreeing to invest additional funds in Calais, Stockholder has agreed to vote the Shares as directed by RCF and to grant a proxy to RCF with respect to voting the Shares;

Agreement

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

VOTING AGREEMENT; IRREVOCABLE PROXY

        1.1    Voting Agreement.    Stockholder hereby covenants and agrees that with respect to any action, vote or consent of the stockholders of Calais, whether at a meeting of stockholders, by written consent or howsoever called or wheresoever held, or in any other circumstances upon which such Stockholder's vote, consent or other approval is sought, for as long as Stockholder owns the Shares, such Stockholder shall vote the Shares in accordance with the direction and instruction of RCF.

        1.2    Proxy.    In consideration of RCF entering into the Purchase Agreement and acquiring the Purchased Shares and in order to secure Stockholder's agreement and obligation to vote his Shares in accordance with the instruction and direction of RCF, Stockholder hereby appoints RCF, its successors and assigns, as his true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of his Shares with respect to any and all matters that come before the stockholders of Calais for a vote, consent or other approval, however or whenever such stockholder meeting is called or such stockholder vote is held or conducted, and however and wherever such vote, consent or other approval is taken. The proxy and powers granted to RCF by Stockholder hereby are coupled with an interest and are irrevocable.

        1.3    Additional Shares Covered.    In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Calais affecting the Shares, the number of Shares shall be deemed adjusted appropriately and this Agreement, the obligations hereunder and the proxy granted hereby shall attach to any additional shares of common stock or other voting securities issued to or acquired by Stockholder as a result of such stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Calais affecting the Shares.

        1.4    Additional Agreement.    Stockholder represents and warrants to RCF that such Stockholder has not granted and is not a party to, nor are the Shares subject to, any proxy, voting trust, shareholder agreement, investor rights agreement or other agreement or restriction that is inconsistent with or conflicts with the provisions of this Agreement. Stockholder agrees and covenants that, other than any agreement with RCF, Stockholder will not agree to or enter into any other proxy, voting trust, shareholder agreement, investor rights agreement or other agreement or restriction with respect to the Shares; provided, however, that the parties agree that Stockholder may sell the Shares to any unaffiliated third party at any time, free and clear of the restrictions imposed by this Voting Agreement, and Stockholder may enter into a stock purchase agreement or similar agreement in connection with any such sale of the Shares.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

        2.1    Legal Capacity.    Stockholder has all requisite legal capacity and power to execute and deliver this Agreement and to perform his obligations hereunder.

        2.2    Enforceability.    This Agreement has been duly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder enforceable in accordance with its terms.

        2.3    No Restrictions.    Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Stockholder with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, pledge, security agreement, deed of trust, or other contract, instrument or agreement to which Stockholder is bound, or by which Stockholder or any of its properties or assets may be bound or affected, or (ii) violate any statute, law, rule, regulation or order applicable to Stockholder or any of its properties or assets.

        2.4    Title to Shares.    Stockholder is the record and beneficial owner of the Shares. None of the Shares is subject to any option, preferential right to purchase, shareholders agreement, investor rights agreement, voting trust agreement, proxy or other contract, agreement, commitment or understanding restricting or otherwise relating to the rights or interests associated with the Shares, including, without limitation, the voting, dividend rights, assignment, transfer or disposition of any of the Shares.

        2.5    Representation by Counsel.    Stockholder has received a copy of this Agreement prior to the date hereof and has completely and carefully read and considered this Agreement prior to execution. Stockholder has consulted with legal counsel regarding the legal effect and meaning of this Agreement and all terms and conditions hereof, Stockholder's legal counsel has been involved in the negotiation and preparation of this Agreement, and Stockholder is fully aware of the contents of this Agreement and its legal effect. Stockholder has not relied on any representation or warranty, either express or implied, in deciding to enter into this Agreement, and Stockholder is executing and delivering this Agreement voluntarily and free from any undue influence, coercion, durress or fraud of any kind.

ARTICLE III

GENERAL MATTERS

        3.1    Amendment and Waiver.    Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is approved in writing by each of the parties hereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

        3.2    Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

        3.3    Entire Agreement.    This Agreement, and those documents expressly referred to herein, embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may be related to the subject matter hereof in any way.

        3.4    Successors and Assigns.    This Agreement shall bind and inure to the benefit of and be enforceable by each party hereto, its successors and assigns.

        3.5    Counterparts.    This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

        3.6    Remedies.    Each party to this Agreement acknowledges and agrees that the rights granted under this Agreement are unique, irreparable damage would occur in the event that any provisions of this Agreement were not performed in accordance with their specific terms and such party could not be adequately compensated in all cases by monetary damages alone if any party breaches or fails to perform this Agreement. Accordingly, in addition to any other right or remedy to which any party may be entitled, at law or in equity, each party to this Agreement shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent any breaches of this Agreement.

        3.7    Notices.    Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by facsimile or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the addresses set forth below, or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally or sent by facsimile, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

    If to RCF:

      Resource Capital Fund III L.P.
      c/o Resource Capital Funds
      1400 Sixteenth Street
      Suite 200
      Denver, Colorado 80202
      Attention: Ryan T. Bennett
      Fax No: 720-946-1450

    If to Stockholder:

      Fax No:

        3.8    Governing Law.    The validity of this Agreement and any of its terms and provisions, as well as the rights and duties of the parties hereunder, shall be governed by the laws of the State of Colorado (without regard to its conflicts of law doctrines).

        3.9    Waiver of Jury Trial.    The parties hereto hereby irrevocably waive any and all right to trial by jury in any claim, suit or legal proceeding arising out of or related to this Agreement.

        3.10    Limitation of Liability.    Each of the parties hereto hereby waives, and in no event shall either of the parties be liable to any person or entity under this Agreement or otherwise for, any consequential, indirect or special damages, including, without limitation, any loss-of-profit, loss of opportunity, loss of goodwill or other such damages.

        3.11    Expenses.    All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

        3.12    Descriptive Headings.    The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement on the day and year first above written.

Name: //, Stockholder, an individual

RESOURCE CAPITAL FUND III L.P.
By:	Resource Capital Associates III L.P., General Partner
By:	RCA III GP L.L.C., General Partner

By:
Name: Title:

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VOTING AGREEMENT